UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 26, 2010

FIRST STATE BANCORPORATION

(Exact Name of Registrant as Specified in Charter)

New Mexico	001-12487	85-0366665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Jefferson NE

Albuquerque, New Mexico 87109

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) (505) 241-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

Effective August 26, 2010, First State Bancorporation’s (the “Company”) wholly owned subsidiary, First Community Bank (the “Bank”) executed a Prompt Corrective Action Directive (the “Directive”) by and between the Bank and the Board of Governors of the Federal Reserve System (the “Federal Reserve”). The Directive was issued due to the Bank’s “significantly undercapitalized” status as defined in section 208.43(b)(4) of Regulation H of the Federal Reserve for purposes of section 38 of the Federal Deposit Insurance Act, as amended (the “FDI Act”).

The Directive requires that within 60 days of the effective date of the Directive or such additional time as the Board of Governors may permit, the Bank, in conjunction with the Company must (1) increase the Bank’s equity in an amount sufficient to make the Bank adequately capitalized as defined in section 208.43(b)(2) of Regulation H; (2) enter into and close a contract to be acquired by a depository institution holding company or combine with another insured depository institution; or (3) take other necessary measures to make the Bank “adequately capitalized.”

The Directive also (1) restricts the Bank from making any capital distribution, including the payment of dividends; and (2) requires prior written approval from the Federal Reserve Bank of Kansas city (the “Reserve Bank”) and fulfillment of one of the requirements above, for the Bank to solicit and accept new deposit accounts or renew any time deposit bearing an interest rate that exceeds the prevailing effective rates on deposits of comparable amounts and maturities in the Bank’s market area. Within 30 days of the effective date of the Directive, the Bank must submit an acceptable plan and timetable to the Reserve Bank for conforming the rates of interest paid on all existing non-time deposit accounts to the prevailing effective rates on deposits of comparable amounts in the Bank’s market area.

The Reserve Bank may, in its sole discretion, grant written extensions of time to the Bank to comply with any provision of the Directive.

If the Bank, in conjunction with the Company, fails to meet or satisfy the requirements of the Directive, the Federal Reserve, in concurrence with the FDIC, will likely take further regulatory enforcement actions against the Bank.

Bank management continues to work with investment bankers on the possibility of a transaction with one or more private equity groups to inject capital into the Bank. If the Bank raises capital independently from the Company, any such transaction is expected to result in a dilution in the Company’s ownership of the Bank to a level that is likely to be below five percent. There can be no assurance that the Company will be successful in raising capital at the holding company or at the Bank.

The Bank’s deposits continue to be insured by the FDIC to the maximum limits allowed by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 99.1	Prompt Correction Action Directive by and between First Community Bank and the Board of Governors of the Federal Reserve System.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST STATE BANCORPORATION
Date: August 31, 2010
	By:	/S/ CHRISTOPHER C. SPENCER
Christopher C. Spencer
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Prompt Correction Action Directive by and between First Community Bank and the Board of Governors of the Federal Reserve System.